As filed with the Securities and Exchange Commission on November 13, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INHIBITEX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	74-2708737
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
9005 Westside Parkway
Alpharetta, GA 30004
(Address of Principal Executive Offices including Zip Code)
Amended and Restated 2004 Stock Incentive Plan
(Full Title of the Plan)

RUSSELL H. PLUMB	Copy to:
President, Chief Executive Officer, Chief Financial Officer and Director Inhibitex, Inc. 9005 Westside Parkway Alpharetta, GA 30004 (678) 746-1100	DAVID S. ROSENTHAL, ESQ. Dechert LLP 30 Rockefeller Plaza New York, New York 10112 (212) 698-3500
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
	to be	Offering Price	Aggregate Offering	Registration
Title of Each Class of Securities To Be Registered	Registered (1)	Per Share (2)	Price (2)	Fee (2)
Common Stock, par value $.001 per share	4,111,384 shares	N/A	$6,285,006	$192.95

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Act”), this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Act on the basis of the exercise price of the options to purchase an aggregate of 3,341,884, and for the balance of the shares of common stock, on the basis of $1.175 per share, the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on November 8, 2007.

PART II
Item 8. Exhibits
SIGNATURES
EX-4.1 AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
EX-5.1 OPINION OF DECHERT LLP
EX-23.1 CONSENT OF ERNST & YOUNG LLP

Statement Under General Instruction E
Registration of Additional Securities
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,111,384 shares of common stock, par value $.001 per share (the “Common Stock”), of Inhibitex, Inc., a Delaware corporation (the “Registrant”), to be issued pursuant to the Registrant’s Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”).
Pursuant to General Instruction E to Form S-8, the Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the 2004 Plan (Nos. 333-116446 and 333-129122) are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
          The following exhibits are filed as part of this registration statement.

4.1	Amended and Restated 2004 Stock Incentive Plan.

4.2	Non-Employee Directors Stock Option Agreement (incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2006).

4.3	Employee Stock Option Agreement (incorporated by reference to Exhibit 10.51 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2007).

5.1	Opinion of Dechert LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Dechert LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on November 13, 2007.

INHIBITEX, INC.

By:	/s/ Russell H. Plumb
Russell H. Plumb
President, Chief Executive Officer, Chief Financial Officer and Director
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Russell H. Plumb and Michael A. Henos, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him or her and on his or her behalf, and in his or her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Company hereby confers like authority on its behalf.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacity and on the dates indicated.

/s/ Russell H. Plumb	President, Chief Executive Officer, Chief Financial Officer and Director	November 13, 2007
Russell H. Plumb	(Principal Executive and Principal Financial Officer)

/s/ Michael A. Henos	Chairman of the Board of Directors	November 13, 2007
Michael A. Henos

/s/ M. James Barrett, Ph.D.	Director	November 13, 2007
M. James Barrett, Ph.D.

/s/ A. Keith Willard	Director	November 13, 2007
A. Keith Willard

/s/ Robert A. Hamm	Director	November 13, 2007
Robert A. Hamm

/s/ Russell M. Medford, M.D., Ph.D.	Director	November 13, 2007
Russell M. Medford, M.D., Ph.D.

/s/ Marc L. Preminger	Director	November 13, 2007
Marc L. Preminger

/s/ Gabriele M. Cerrone	Director	November 13, 2007
Gabriele M. Cerrone

/s/ Chris McGuigan	Director	November 13, 2007
Chris McGuigan